James Stafford

James Stafford, Inc.

Chartered Accountants

Suite 350 – 1111 Melville Street

Vancouver, British Columbia

CanadaV6E 3V6

Telephone +1 604 669 0711

Facsimile +1 604 669 0754

www.JamesStafford.ca

12 October 2012

Securities and Exchange Commission

100 F Street, NE

Washington, DC  20549

Dear Sirs:

We were previously principal accountants for Bookedbyus Inc. (the “Company”) and, under the date of 17 August 2011, we reported on the financial statements of the Company as of 31 August 2010 and 2009 and for the years then ended and for the period from the date of inception on 27 December 2007 to 31 August 2010.  On 7 November 2011, we submitted our resignation.  We have read the Company’s statements included under Item 11 of its Form S-1 Amendment No. 2 dated 12 October 2012 under the heading “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” and we agree with such statements insofar as they relate to our firm.

Yours truly,

“James Stafford”

Chartered Accountants